Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Longeveron Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (4)	Proposed Maximum Offering Price Per Share (4)	Maximum Aggregate Offering Price(5)	Fee Rate	Amount of Registration Fee (2)(3)
Newly Registered Securities
Fees to Be Paid	Other	Subscription Rights to purchase Class A common stock, par value $0.001 per share(6)	457(g)	—	$—	—	—	—
	Equity	Class A common stock, issuable upon exercise of Subscription Rights	457(o)	—	—
	Equity	Class A common stock, subsequent placement	457(o)	—	$—	$30,000,000	0.00011020	$3,306
	Total Offering Amounts					$30,000,000		$3,306
	Total Fee Offset
	Net Fee Due							$3,306	(7)

(1)	This registration statement relates to: (a) transferable subscription rights to purchase Class A common stock of the Registrant and (b) the shares of the Registrant’s Class A common stock issuable upon the exercise of such transferable subscription rights pursuant to the rights offering.

(2)	No separate registration fee is payable with respect to the subscription rights being offered hereby since the subscription rights are being registered in the same registration statement as the Class A common stock underlying the subscription rights.

(3)

No separate registration fees are payable with respect to the equity securities offered hereby since the aggregate maximum offering price of all equity securities issued by the Registrant pursuant to this registration statement from the exercise of transferable subscription rights and any subsequent placement of offered shares will not exceed $30,000,000.

(4)

The securities registered hereunder include an indeterminate number of shares of Class A common stock which shall consist of up to $30,000,000 of Class A common stock. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(5)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement from the exercise of transferable subscription rights and any subsequent placement of offered shares will not exceed $30,000,000.

(6)	Includes the resale of transferable subscription rights distributed to and that may be resold by the Registrant’s principal stockholders, and certain of the Registrant’s directors and officers during the period for which the transferable subscription rights may be transferred in accordance with the terms of the rights offering.

(7)	Previously paid.